UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 1, 2016

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2016, Mr. Stan Golemon ceased to be Senior Vice President — Engineering and Operations Services of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP (the “Partnership”), and EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC.  Mr. Golemon will be eligible for severance payments under that certain Second Amended and Restated Severance Agreement, dated June 15, 2015, by and between Mr. Golemon and EnLink Midstream Operating, LP, a subsidiary of the Partnership. As a condition to such severance payments, Mr. Golemon will be required to sign and not revoke an agreement that includes a release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

By: EnLink Midstream GP, LLC, its General Partner

Date: February 2, 2016	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer